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EXHIBIT 5.1

[VINSON & ELKINS L.L.P. LETTERHEAD]

June 21, 2004

MarkWest Energy Partners, L.P.
155 Inverness Drive West
Suite 200
Englewood, Co 80112

Ladies and Gentlemen:

        We have acted as counsel for MarkWest Energy Partners, L.P., a Delaware limited partnership (the "Partnership"), with respect to certain legal matters in connection with the registration by the Partnership under the Securities Act of 1933, as amended (the "Securities Act"), of the offer and sale by the Partnership from time to time, pursuant to Rule 415 under the Securities Act, of

          (1)   common units representing limited partner interests in the Partnership (the "Units");

          (2)   debt securities of the Partnership, in one or more series, consisting of notes, debentures or other evidences of indebtedness (the "Debt Securities"); and

          (3)   guarantees (the "Guarantees") of the Debt Securities by MarkWest Energy Operating Company LLC, a Delaware limited liability company ("MarkWest Energy Operating Company"), Basin Pipeline, LLC, a Michigan limited liability company ("Basin Pipeline"), West Shore Processing Co. LLC., a Michigan limited liability company ("West Shore Processing Co."), MarkWest Energy Appalachia LLC, a Delaware limited liability company ("MarkWest Energy Appalachia"), MarkWest Texas GP, L.L.C., a Delaware limited liability company ("MarkWest Texas GP"), MW Texas Limited, LLC, a Delaware limited liability company ("MW Texas Limited"), MarkWest Michigan Pipeline Company LLC, a Michigan limited liability company ("MarkWest Michigan Pipeline Company"), MarkWest Western Oklahoma Gas Co LLC, an Oklahoma limited liability company ("MarkWest Western Oklahoma Gas Co"), MarkWest Pinnacle L.P., a Texas limited partnership ("MarkWest Pinnacle"), MarkWest PNG Utility LP, a Texas limited partnership ("MarkWest PNG Utility"), MarkWest Texas PNG Utility L.P., a Texas limited partnership ("MarkWest Texas PNG Utility"), MarkWest Blackhawk L.P., a Texas limited partnership ("MarkWest Blackhawk"), MarkWest New Mexico, L.P., a Texas limited partnership ("MarkWest New Mexico"), and MarkWest Power Tex L.P., a Texas limited partnership ("MarkWest Power Tex" and, together with MarkWest Energy Operating Company, Basin Pipeline, West Shore Processing Co., MarkWest Energy Appalachia, MarkWest Texas GP, MW Texas Limited, MarkWest Michigan Pipeline Company, MarkWest Western Oklahoma Gas Co, MarkWest Pinnacle, MarkWest PNG Utility, MarkWest Texas PNG Utility, MarkWest Blackhawk, MarkWest New Mexico and MarkWest Power Tex, the "Subsidiary Guarantors"). The Units, Debt Securities and Guarantees are collectively referred to herein as the "Securities." We have also participated in the preparation of the Prospectus (the "Prospectus") contained in the Partnership's Registration Statement on Form S-3 (the "Registration Statement") to which this opinion is an exhibit. Capitalized terms not defined herein shall have the meanings ascribed to them in the Prospectus.

        We have examined the Registration Statement, the Prospectus, the Amended and Restated Agreement of Limited Partnership of the Partnership (the "Partnership Agreement"), the Certificate of Limited Partnership of the Partnership (the "Certificate") filed with the Secretary of State of Delaware pursuant to the Delaware Revised Uniform Limited Partnership Act in connection with the formation of the Partnership and such other documents as we have deemed necessary or appropriate for purposes of this opinion. In addition, we have reviewed certain certificates of officers of the general partner of the Partnership and of public officials, and we have relied on such certificates with respect to certain factual matters that we have not independently established.

        In connection with this opinion, we have assumed that:

          (1)   the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective;

          (2)   a Prospectus Supplement will have been prepared and filed with the Commission describing the Securities offered thereby;

          (3)   all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate Prospectus Supplement;

          (4)   a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Partnership and the other parties thereto; and

          (5)   any Securities issuable upon conversion, exchange or exercise of any Security being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise.

        Based upon and subject to the foregoing, we are of the opinion that:

          (1)   With respect to the Units, when (i) the Partnership has taken all necessary action to approve the issuance of such Units, the terms of the offering thereof and related matters and (ii) the Units have been issued and delivered in accordance with the terms of the applicable definitive purchase, underwriting or similar agreement approved by the Partnership upon payment of the consideration thereof or provided for therein, then the Units will be validly issued, fully paid and non-assessable.

          (2)   With respect to the Debt Securities and the Guarantees, when (i) the applicable Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended; (ii) the Partnership and the Subsidiary Guarantors, as applicable, have taken all necessary action to approve the issuance and terms of such Debt Securities and Guarantees, the terms of the offering thereof and related matters; and (iii) such Debt Securities and Guarantees have been duly executed, authenticated, issued and delivered in accordance with the provisions of the applicable Indenture and the applicable definitive purchase, underwriting or similar agreement approved by the Partnership and the Subsidiary Guarantors, as applicable, upon payment of the consideration thereof or provided for therein, such Debt Securities and Guarantees will be legally issued and will constitute valid and legally binding obligations of the Partnership and the Subsidiary Guarantors, as applicable, enforceable against the Partnership and the Subsidiary Guarantors, as applicable, in accordance with their terms, except as such enforcement may be subject to any applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or other law relating to or affecting creditors' rights generally and general principles of equity.

        The opinions expressed herein are qualified in the following respects:

          (1)   We have assumed, without independent verification, that the certificates for the Units will conform to the specimens thereof examined by us and will have been duly countersigned by a transfer agent and duly registered by a registrar of the Units.

          (2)   We have assumed that (i) each document submitted to us for review is accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original and all signatures on each such document are genuine and (ii) each certificate from governmental officials reviewed by us is accurate, complete and authentic, and all official public records are accurate and complete.

          (3)   This opinion is limited in all respects to federal laws, the Delaware Revised Uniform Limited Partnership Act and the Constitution of the State of Delaware, as interpreted by the courts of the State of Delaware and of the United States.

        We hereby consent to the references to this firm under the caption "Legal Matters" in the Prospectus and to the filing of this opinion as an Exhibit to the Registration Statement. By giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission issued thereunder.

Very truly yours,
/s/ Vinson & Elkins L.L.P.

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  EXHIBIT 5.1